Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CALYXT, INC.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Delaware	2870	27-1967997
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

600 County Road D West, Suite 8

New Brighton, MN 55112

(651) 683-2807

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Calyxt, Inc.

600 County Road D West, Suite 8

New Brighton, MN 55112

(651) 683-2807

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Boris Dolgonos Peter E. Devlin Jones Day 250 Vesey Street New York, NY 10281 (212) 326-3939	Richard D. Truesdell, Jr. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-224945

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common stock, par value $0.0001 per share	550,000	$15.00	$8,250,000	$1,027.13

(1)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933.
(2)	In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1 (File No. 333-224945), as amended is hereby registered.
(3)	Calculated pursuant to Rule 467(a) under the Securities Act of 1933, as amended.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by Calyxt, Inc. (the “Registrant”). This Registration Statement incorporates by reference the contents of, including all exhibits to, the Registrant’s Registration Statement on Form S-1 (File No. 333-224945) originally filed with the Commission on May 15, 2018, as amended (together with its exhibits, the “Prior Registration Statement”), which was declared effective by the Commission on May 17, 2018. The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock offered by 550,000 shares. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Jones Day

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Jones Day (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page to this Registrant’s Registration Statement on Form S-1 (File No. 333-224945) filed with the Commission on May 15, 2018 and incorporated herein by reference)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in New Brighton, State of Minnesota, on the 17th day of May, 2018.

CALYXT, INC.

By: /s/ Federico A. Tripoli

      Name:  Federico A. Tripoli

      Title:    Chief Executive Officer

Signature	Title	Date

/s/ Federico A. Tripoli Federico A. Tripoli	Chief Executive Officer (principal executive officer)	May 17, 2018

/s/ Bryan W. J. Corkal Bryan W. J. Corkal	Chief Financial Officer (principal financial and accounting officer)	May 17, 2018

* André Choulika	Chairman	May 17, 2018

* Philippe Dumont	Director	May 17, 2018

* Alain Godard	Director	May 17, 2018

* Anna Ewa Kozicz-Stankiewicz	Director	May 17, 2018

* Laurent Arthaud	Director	May 17, 2018

*By: : /s/ Federico A. Tripoli

Federico A. Tripoli, Attorney-in-Fact